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Exhibit 10.7

EMPLOYMENT AGREEMENT

        THIS AGREEMENT made as of the 1st day of November, 2006.

        BETWEEN:

    BLUE PEARL MINING LTD., a corporation existing under the laws of the Province of Ontario

    ("Blue Pearl" or the "Corporation")

OF THE FIRST PART

- and -

    KEN COLLISON, of the City of Vancouver, British Columbia

    (the "Executive")

OF THE SECOND PART

        WHEREAS Blue Pearl wishes to continue to employ the Executive and the Executive wishes to continue to be employed by Blue Pearl in connection with the continuing operation of the business carried on by Blue Pearl (the "Business").

        AND WHEREAS Blue Pearl and the Executive wish to set out the terms of the Executive's employment.

        NOW THEREFORE IN CONSIDERATION OF the payment of the sum of $1.00, the covenants and agreements continued in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

DEFINITIONS

        1.     In this Agreement, in addition to those terms defined above and unless there is something in the subject matter inconsistent therewith, the terms set forth below shall have the following corresponding meanings:

        "Affiliate" means any Person which, directly or indirectly, controls or is controlled by or is under common control with a Party, and the term "Affiliated" has a corresponding meaning. For the purposes of this Agreement "control" and "controlled" shall have the meanings ascribed thereto in the Business Corporations Act (Ontario).

        "Agreement" means this agreement between the Parties.

        "Board" means the board of directors of Blue Pearl from time to time.

        "Change of Control" means the occurrence of any one or more of the following events:

  (a)
  less than 50% of the Board being composed of Continuing Directors;

  (b)
  any person, entity or group of persons or entities acting jointly or in concert (an "Acquiror") acquires or acquires control (including, without limitation, the right to vote or direct the voting) of Voting Securities of the Corporation which, when added to the Voting Securities owned of record or beneficially by the Acquiror or which the Acquiror has the right to vote or in respect of which the Acquiror has the right to direct the voting, would entitle the Acquiror and/or associates and/or affiliates of the Acquiror (as such terms are defined in the Act) to cast or to direct the casting of 30% or more of the votes attached to all of the Corporation's outstanding Voting Securities which may be cast to elect directors of the Corporation or the successor corporation (regardless of whether a meeting has been called to elect directors);

  (c)
  the shareholders of the Corporation approve all necessary resolutions required to permit any person to accomplish the result set forth in paragraph (b), above, even if the securities have not yet been issued to or transferred to that Person;

  (d)
  the Corporation shall sell or otherwise transfer, including by way of the grant of a leasehold interest or joint venture interest (or one or more subsidiaries of the Corporation shall sell or otherwise transfer, including without limitation by way of the grant of a leasehold interest or joint venture interest) property or assets (A) aggregating more than 50% of the consolidated assets (measured by either book value or fair market value) of the Corporation and its subsidiaries as at the end of the most recently completed financial year of the Corporation or (B) which during the most recently completed financial year of the Corporation generated, or during the then current financial year of the Corporation are expected to generate, more than 50% of the consolidated operating income or cash flow of the Corporation and its subsidiaries, to any other Person or Persons (other than one or more Affiliates of the Corporation), in which case the Change in Control shall be deemed to occur on the date of transfer of the assets representing one dollar more than 50% of the consolidated assets in the case of clause (A) or 50% of the consolidated operating income or cash flow in the case of clause (B), as the case may be;

  (e)
  the shareholders of the Corporation approve all necessary resolutions required to permit any person to accomplish the result set forth in paragraph (d), above; or

  (f)
  in the event the Corporation:

  (i)
  becomes insolvent or generally not able to pay its debts as they become due;

  (ii)
  admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors;

  (iii)
  institutes or has instituted against it any proceeding seeking,

  a.
  to adjudicate it a bankrupt or insolvent;

  b.
  liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors including any plan or compromise or arrangement or other corporate proceeding involving or affecting its creditors;

  c.
  the entry of an order for the relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its properties and assets, and in the case of any such proceeding instituted against it (but not instituted by it), either the proceeding remains undismissed or unstayed for a period of thirty (30) days, or any of the actions sought in such proceeding (including the entry of an order for relief against it or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its properties and assets) occurs; or

  (iv)
  takes any corporate action to authorize any of the above actions.

    For the purposes of the foregoing, "Voting Securities" means Common Shares and any other shares entitled to vote for the election of directors and shall include any security, whether or not issued by the Corporation, which are not shares entitled to vote for the election of directors but are convertible into or exchangeable for shares which are entitled to vote for the election of directors including any options or rights to purchase such shares or securities.

        "Common Shares" means the common shares in the capital of the Corporation.

        "Continuing Director" shall mean either:

  (a)
  an individual who is a member of the Board on the Effective Date; or

  (b)
  an individual who becomes a member of the Board subsequent to the date of this Agreement with the agreement of at least a majority of the Continuing Directors who are members of the Board at the date that the individual became a member of the Board.

        "Effective Date" means November 1, 2006.

        "Employment" means the employment of the Executive in connection with the Business and in accordance with the terms and conditions of this Agreement.

        "Party" means a party to this Agreement, and "Parties" has a similar extended meaning.

        "Permanent Disability" means any physical or mental incapacity, disease or affliction which:

  (a)
  prevents the Executive from performing substantially all his obligations as an executive officer of Blue Pearl; and

  (b)
  has existed for a continuous period of one hundred and eighty (180) days in any period of three hundred and sixty-five (365) consecutive days.

        "Person" includes any individual, partnership, joint venture, trust, unincorporated organization or any other association, corporation, or any government or any department or agency thereof.

        "Plan" means the Blue Pearl Share Option Plan.

        "Policies" means the Blue Pearl Disclosure, Confidentiality and Insider Trading Policy and the Blue Pearl Code of Business Conduct and Ethics, both of which are incorporated by reference in and form part of this Agreement, and include such amendments as may occur from time to time.

        "Securities Act" means the Securities Act (Ontario).

        "Subsidiary" means a body corporate which is a subsidiary of the Corporation as defined in the Business Corporations Act (Ontario).

        "Triggering Event" means any one of the following events which occurs without the express agreement in writing of the Executive;

    (i)
    a material adverse change in any of the duties, powers, rights, discretion, prestige, salary, benefits, perquisites of the Executive as they exist, and with respect to financial entitlements, the conditions under and manner in which they were payable, immediately prior to the Change of Control;

    (ii)
    a material diminution of the title of the Executive as it exists immediately prior to the Change of Control;

    (iii)
    a change in the person or body to whom the Executive reports immediately prior to the Change of Control, except if such person or body is of equivalent rank or stature or such change is as a result of the resignation or removal of such person or the persons comprising such body, as the case may be, provided that this shall not include a change resulting from a promotion in the normal course of business; or

    (iv)
    a material change in the hours during or location at which the Executive is regularly required immediately prior to the Change of Control to carry out the terms of his employment with the Corporation, or a material increase in the amount of travel the Executive is required to conduct on behalf of the Corporation.

AGREEMENT TO EMPLOY

        2.     Blue Pearl agrees to continue to employ the Executive as of the Effective Date in connection with the Business on the terms and conditions set out herein and the Executive agrees to accept employment on such terms.

TERM

        3.     The term of this Agreement and the Employment shall be for an indefinite period, provided that:

  (a)
  Blue Pearl may terminate this Agreement and the Employment at any time as set out in paragraphs 10, 11 and 14 hereof;

  (b)
  the Executive may terminate this Agreement and the Employment at any time as set out in paragraph 12 hereof;

  (c)
  the Corporation or the Executive may terminate this Agreement and the Employment upon the occurrence of a Change of Control as set out in paragraph 13 hereof; and

  (d)
  this Agreement and the Employment are automatically terminated when the Executive dies.

DUTIES AND RESPONSIBILITIES

        4.     The Executive shall serve as Chief Operating Officer and shall perform such duties and assume such responsibilities inherent in and consonant with his position as an executive of Blue Pearl, and further will perform such reasonable additional duties and responsibilities as the Chief Executive Officer may require and assign to him including serving as an officer of Affiliates of Blue Pearl at no additional compensation. The Executive shall report to the Chief Executive Officer of Blue Pearl. The Executive shall work out of the Corporation's office in Vancouver, British Columbia. The Executive acknowledges that his employment will entail frequent travel to places including where the Corporation has operations, other than his regular place of employment.

CONFLICT OF INTEREST/DUTY OF LOYALTY

        5.     The Executive agrees to devote all of his working time during the Employment to the Business and shall not engage or have an interest in any other enterprise, occupation or profession, directly or indirectly, or become a principal, agent, director, officer or employee of another company, firm or person, as applicable, which will or may interfere with or conflict with the Executive's duties and responsibilities hereunder without the written approval, not to be unreasonably withheld, of the Chief Executive Officer. If the Corporation determines that the Executive is in breach of this provision and such breach is capable of cure, it shall provide written notice of the breach and afford the Executive 10 days to cure the breach. Failure by the Executive to cure the breach within such 10 day period shall constitute just cause for termination of the Executive's employment. In the event of breach not capable of cure, the breach by the Executive of this provision shall constitute immediate grounds for termination of the Executive's employment for just cause.

CONFIDENTIALITY AND NON-SOLICITATION

6.
(a)    The Executive agrees to keep the affairs of the Business, financial and otherwise, strictly confidential and shall not disclose the same to any person, company or firm, directly or indirectly, during or after his Employment by Blue Pearl except as reasonably necessary to carry out his Employment duties or as otherwise authorized in writing by the Board or an authorized committee thereof. The Executive agrees not to use such information, directly or indirectly, for his own interests, or any interests other than those of the Business, whether or not those interests conflict with the interests of the Business, during or after his employment by Blue Pearl. The Executive agrees that all trade secrets, trade names, client information, client files and processing and marketing techniques, mineral properties, mineral exploration data or information or mining or exploration proposals relating to the Business or disclosed to the Executive in the course of his Employment shall become, on execution of this Agreement, and shall be thereafter, as the case may be, the sole property of Blue Pearl whether arising before or after the execution of this Agreement.

  (b)
  The Executive covenants and agrees with the Corporation that he will not, at any time during the term of this Agreement and for a period of twenty-four (24) months thereafter, without the prior written consent of the Corporation, either directly or indirectly solicit (for the purposes of enticing away from the Corporation or its affiliates), interfere with or endeavor to entice away from the Corporation or its affiliates any customer, supplier or employee of or consultant to the Corporation or its affiliates or any other person in the habit of dealing with the Corporation or its affiliates.

REMUNERATION

7.
(a)    The Executive shall be remunerated as follows during the term of this Agreement:

  (i)
  initial base salary of CDN$290,000 per annum payable monthly less any amount paid to the Executive pursuant to any other employment or consulting agreement or arrangement between the Executive and the Corporation or any of its Affiliates, and to be reviewed annually by the Board but in any event shall not be less than the previous year's base salary;

  (ii)
  an annual bonus as may be determined by the Compensation Committee of the Board;

  (iii)
  all benefits generally provided to senior officers of Blue Pearl effective as of the date of this Agreement, or such other benefits that may be generally provided to senior officers of Blue Pearl from time to time on terms determined by the Board and (in any event) parking at the Executive's principal office of employment as set out in section 4, above; and

  (iv)
  five (5) weeks' vacation annually. Vacation must be taken in the calendar year in which it is earned. If less than two weeks vacation are taken in any calendar year the difference between two weeks and the amount taken may be carried forward into the next calendar year. All other unused vacation time and pay shall be forfeited.

(b)
All payments required to be made under this Agreement are subject to statutory deductions, as applicable, including without limitation for income tax.

        8.     The Executive shall be entitled to participate in the Plan and shall be granted incentive stock options to acquire Common Shares of the Corporation under the Plan in such amounts as approved by the Board from time to time.

REIMBURSEMENT OF EXPENSES

        9.     All the Executive's reasonable expenses related to the Business will be reimbursed upon the submittal by the Executive of an expense report with appropriate supporting documentation to Blue Pearl.

TERMINATION

        10.   This Agreement and the Employment may be terminated by Blue Pearl summarily and without notice, or payment in lieu of notice, severance payments, benefits, damages or any sums whatsoever, in the event that there is just cause for termination of the Executive's Employment at common law. Notwithstanding the generality of the foregoing, just cause shall be deemed to exist in the event the Executive:

  (a)
  engages in conduct which is detrimental to the reputation of the Corporation or any of its Affiliates in any material respect;

  (b)
  has committed an act of fraud or material dishonesty in connection with his Employment or the Business;

  (c)
  has committed a material violation of applicable securities legislation; or

  (d)
  materially breaches his duties under this Agreement, including the Policies.

        11.   Despite the Term of this Agreement and the Employment set forth in paragraph 3, above:

  (a)
  This Agreement and the Employment may be terminated on notice by Blue Pearl to the Executive without cause, with payment to the Executive of a lump sum equal to 24 months' base salary; plus accrued but unused vacation to the date that notice of termination is given (the "Notice Date"), less required withholdings. Any stock options granted by Blue Pearl which would have vested during the 24 months following the Notice Date shall vest on the Notice Date and shall remain exercisable until the earlier of (i) the termination date of such option or (ii) the date which is twenty-four (24) months from the Notice Date, notwithstanding the provisions of any agreement or plan.

  (b)
  Upon termination of his employment pursuant to this paragraph 11, the Executive shall continue to be entitled to participate, at the expense of the Corporation, in the Corporation's health and medical plans for its executive personnel, until the earlier of the Executive's obtaining alternate coverage under the terms of any new employment or the second anniversary of the termination date. If such participation is not permitted under the terms of any such plan, the Corporation shall pay to the Executive, in addition to all other amounts payable hereunder, an amount equal to the Employer's cost to provide such benefits to an employee for two years.

  (c)
  The parties agree that any payment to the Executive pursuant to this paragraph 11 is not intended and will not be of the nature of a penalty and shall be considered by the parties as liquidated damages.

  (d)
  The parties further agree that, notwithstanding anything to the contrary contained in this Agreement, the Executive shall not be required or called upon to mitigate in any manner whatsoever such liquidated damages.

  (e)
  The Executive may, at his option, require the Corporation to pay all or a part of the compensation set out in this paragraph 11 above into a retirement compensation arrangement or comparable retirement fund, provided that such request shall be permissible under applicable laws and shall be at no expense to the Corporation. In such event, the establishment and funding of the arrangement or fund shall be completed as soon as reasonably practicable after notification by the Executive to the Corporation of his election. The Executive shall be entitled to any refundable tax withheld and remitted by the Corporation in the event that the Canadian taxation authorities issue any such refund.

        12.   Subject to paragraph 13, this Agreement and the Employment may be terminated on notice by the Executive to Blue Pearl by giving ninety (90) days' written notice.

CHANGE OF CONTROL

13.
(a)    If at any time during the term of this Agreement there is a Change of Control and;

  (i)
  within 120 days of such Change of Control the Executive elects to terminate this Agreement and his Employment; or

  (ii)
  within twelve (12) months of such Change of Control the Corporation gives notice of its intention to terminate the employment of the Executive for any reason other than just cause, or a Triggering Event occurs and the Executive elects to terminate this Agreement and his Employment the Executive shall be entitled to receive from Blue Pearl;

      (1)
      a lump sum equal to 36 months' base salary; plus accrued but unused vacation to the date of termination, less required withholdings.

      (2)
      Any stock options granted by Blue Pearl which would have vested during the 36 months following the date on which the Corporation gives notice under clause 13(a)(i) or the Executive advises the Corporation of his election under clause 13(a)(ii), as the case may be, (the "Change Notice Date") shall vest on the Change Notice Date and shall remain exercisable until the earlier of (i) the termination date of such option or (ii) the date which is thirty-six (36) months from the Change Notice Date, notwithstanding the provisions of any agreement or plan.

      (3)
      the Executive shall continue to be entitled to participate, at the expense of the Corporation, in the Corporation's health and medical plans for its executive personnel, until the earlier of the Executive's obtaining alternate coverage under the terms of any new employment or the third anniversary of the termination date. If such participation is not permitted under the terms of any such plan, the Corporation shall pay to the Executive, in addition to all other amounts payable hereunder, an amount equal to the Employer's cost to provide such benefits to an employee for three years.

      (4)
      The parties agree that any payment to the Executive pursuant to this paragraph 13 is not intended and will not be of the nature of a penalty and shall be considered by the parties as liquidated damages.

      (5)
      The parties further agree that, notwithstanding anything to the contrary contained in this Agreement, the Executive shall not be required or called upon to mitigate in any manner whatsoever such liquidated damages.

      (6)
      The Executive may, at his option, require the Corporation to pay all or a part of the compensation set out in this paragraph 13 above into a retirement compensation arrangement or comparable retirement fund, provided that such request shall be permissible under applicable laws and shall be at no expense to the Corporation. In such event, the establishment and funding of the arrangement or fund shall be completed as soon as reasonably practicable after notification by the Executive to the Corporation of his election. The Executive shall be entitled to any refundable tax withheld and remitted by the Corporation in the event that the Canadian taxation authorities issue any such refund.

DISABILITY

14.
(a)    If the Executive suffers a Permanent Disability, Blue Pearl may replace the Executive either on a temporary or permanent basis without terminating the Employment of the Executive. The

  Executive will be entitled to such disability and other benefits as may be provided for pursuant to the applicable benefit plans or programs.

  (b)
  If the Executive recovers from the Permanent Disability, Blue Pearl may offer to the Executive the position that the Executive formerly occupied prior to the Executive's Permanent Disability or another comparable other executive position. If no comparable position is offered by Blue Pearl to the Executive, the Executive will be entitled only to such disability and other benefits as may be provided for pursuant to the applicable benefit plans or programs.

  (c)
  Notwithstanding the foregoing, in the event the Executive continues to suffer from a Permanent Disability for in excess of 24 months, Blue Pearl may, at its option and subject to its obligation to make reasonable accommodation of the disability as required by applicable human rights legislation, deem the Executive's employment and this agreement to have been frustrated, provided that such determination does not and will not prejudice the Executive's eligibility for disability and other group insured benefits.

SEVERABILITY

        15.   The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision, and any invalid provision will be severable from this Agreement.

GOVERNING LAW

        16.   This Agreement is governed by and is to be considered, interpreted and enforced in accordance with the laws of Ontario. The Executive hereby attorns to the non-exclusive jurisdiction of the courts of the Province of Ontario.

HEIRS/SUCCESSORS BOUND

        17.   This Agreement inures to the benefit of and is binding upon the parties and their respective heirs, administrators, executors, successors and assigns as appropriate. The Corporation will require any successor (whether direct or indirect, by purchase, amalgamation, consolidation or otherwise) to all or substantially all of the business and/or assets of the Corporation to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform it if no such succession had taken place, provided that, if the Executive agrees, an express agreement may not be required if such results by operation of law. Failure of the Corporation to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Corporation at the same amount and on the same terms as the Executive would be entitled hereunder pursuant to paragraph 13 as if such succession had not occurred, except that for purposes of implementing the foregoing, the date of which any such succession becomes effective shall be deemed the date of termination of the Executive's employment.

ASSIGNMENT

        18.   This Agreement is not assignable by either party without the consent in writing of the other party, which consent may be unreasonably withheld, provided that Blue Pearl shall be entitled to assign this Agreement, without the Executive's consent, to an Affiliate of Blue Pearl provided the Affiliate offers comparable employment and there is not material prejudice, including diminution of responsibilities, to the Executive by reason of such assignment.

ENTIRE AGREEMENT

        19.   As of its date execution, this Agreement supersedes all prior agreements, whether written or oral, express or implied, between the parties, and constitutes the entire agreement between the parties. The parties agree that there are no other collateral agreements or understandings between them except as set out in this Agreement.

AMENDMENT

        20.   This Agreement may be amended only in writing signed by the parties and witnessed.

HEADINGS

        21.   All headings in this Agreement are for convenience only and shall not be used for the interpretation of this Agreement.

RECOURSE ON BREACH

        22.   The Executive acknowledge that damages would be an insufficient remedy for a breach of this Agreement and agrees that Blue Pearl may apply for and obtain any relief available to it in a court of law or equity, including injunctive relief, to restrain breach or threat of breach of this Agreement or to enforce the covenants contained herein, and, in particular, the covenants contained in paragraph 6 herein, in addition to rights Blue Pearl may have to damages arising from said breach or threat of breach. The Executive hereby waives any defences he may or can have to strict enforcement of this Agreement by Blue Pearl. Furthermore, the Executive acknowledges and agrees that his obligations to the Corporation under this agreement are material to the Corporation's willingness to provide termination and other benefits to him and, without prejudice to any other rights the Corporation may have, a breach by the Executive of such obligations will constitute cause for the Corporation to cease making any payments and providing such other benefits.

CONFIDENTIALITY OF AGREEMENT

        23.   The parties agree that this Agreement is confidential and shall remain so. The parties agree that this Agreement or the contents hereof shall not be divulged by any party without the consent in writing of the other party, with the exception of disclosure to personal advisors, disclosure that may be required by the laws of any jurisdiction in which the Business is conducted or may be conducted in future and disclosure pursuant to applicable securities laws and the rules and policies of any stock exchange on which Blue Pearl securities are traded. Each party agrees to request of its personal advisors that they enter into similar agreements of confidentiality if requested to do so by the other party to this Agreement.

INDEPENDENT LEGAL ADVICE

        24.   The Executive agrees that he has had independent legal advice or the opportunity to receive same in connection with the execution of this Agreement and has read this Agreement in its entirety, understands its contents and is signing this Agreement freely and voluntarily, without duress or undue influence from any party.

NOTICE

        25.   Any notice required or permitted to be made or given under this Agreement to either party shall be in writing and shall be sufficiently given if delivered personally, or if sent by prepaid registered mail to the intended recipient of such notice at:

  (a)
  in the case of Blue Pearl, to:

        6 Adelaide Street East
        Suite 500
        Toronto, Ontario M5C 1H6

    Attention:    Chairman

    with a copy (which shall not constitute notice hereunder) to:

    Cassels Brock & Blackwell LLP
    2100 Scotia Plaza
    40 King Street West
    Toronto, Ontario M5H 3C2

    Attention: Paul M. Stein

  (b)
  in the case of the Executive, to:

        555Jervis Street,
        Suite 2304,
        Vancouver, British Columbia
        V6E 4N1

or at such other address as the party to whom such writing is to be given shall provide in writing to the party giving the said notice. Any notice delivered to the party to whom it is addressed shall be deemed to have been given and received on the day it is so delivered or, if such day is not a business day, then on the next business day following any such day. Any notice mailed shall be deemed to have been given and received on the fifth business day following the date of mailing.

PRIVACY

        26.   By accepting employment with the Corporation, the Executive consents to the Corporation collecting, using and disclosing his personal information for purposes relating to the maintenance of the employment relationship. The purposes of the Corporation's collection, use and disclosure include, but are not limited to:

  (a)
  ensuring that the Executive is properly remunerated for his services to the Corporation which shall include disclosure to third party payroll providers;

  (b)
  administering and/or facilitating the provision of any benefits to which the Executive is or may become entitled, including bonuses, benefits, pensions, registered retirement savings plan, short, medium and long-term incentive plans; this shall include the disclosure of the Executive's personal information to the Corporation's third party service providers and administrators;

  (c)
  ensuring that the Corporation is able to comply with any regulatory, reporting and withholding requirements relating to the Executive's employment;

  (d)
  performance and promotion;

  (e)
  monitoring the Executive's access to and use of the Corporation's electronic media services in order to ensure that the use of such services is in compliance with the Corporation's policies and procedures and is not in violation of any applicable laws;

  (f)
  complying with the Corporation's obligations to report improper or illegal conduct by any director, officer, employee or agent of the Corporation under any applicable securities, criminal or other law;

  (g)
  allowing a potential purchaser of the shares or assets of the Corporation to conduct due diligence with respect to employment obligations of the Corporation, subject to compliance with the treatment of such information as required by applicable legislation respecting privacy; and

  (h)
  any other purpose for which the Executive is given notice and which is reasonably related to the maintenance of the Executive's employment relationship.

SURVIVAL

        27.   Paragraphs 6, 22, 23 and 27 shall survive the termination of this Agreement and the Employment and shall continue in full force and effect according to their terms.

        IN WITNESS WHEREOF the parties hereto have executed this Agreement.

BLUE PEARL MINING LTD.	)
)
/s/ Denis C. Arsenault	)
Authorized Signatory	)
)
/s/ Ian J. McDonald	)
Authorized Signatory	)
)
)
SIGNED in the presence of:	)
)
)
/s/ Peter Tredger	)	/s/ Kenneth W. Collison
Witness	)	Kenneth W. Collison

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EMPLOYMENT AGREEMENT